UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

UWHARRIE CAPITAL CORP

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Proxy voting in the palm of your hand Download the ProxyVote app today to experience proxy voting in a new way! • Secure Touch or Face ID sign-in • Vote all investments in a single session • Push notifications highlighting available voting and proposals Go to the Apple App Store or Google Play and type “ProxyVote” in the search box to download to your mobile device available on app store get it on google play Or, point your camera at the QR code above to download the app. Once the app is installed, you can scan the control number on your voting form to vote. More Voting Options: ProxyVote.com Just enter your Control Number and vote your shares. Vote by Phone Call 1-800-690-6903 Available 24 hours Vote by Mail Mark, sign and date your ballot and return it in the postage-paid envelope provided.